Exhibit 28.g.3

FAIRHOLME FUNDS, INC.

AMENDMENT

TO

CUSTODIAN SERVICES AGREEMENT

This Amendment is effective as of November 1, 2011 by and among FAIRHOLME CAPITAL MANAGEMENT, LLC (the “Advisor”), FAIRHOLME FUNDS, INC. (the “Fund”) and THE BANK OF NEW YORK MELLON (the “Custodian”).

BACKGROUND:

A.

The Advisor (with respect only to Section 9 thereof), the Fund and the Custodian (successor by assignment to PFPC Trust Company) are parties to a Custodian Services Agreement made as of January 14, 2009 (the “Agreement”).

B.	The Advisor, the Fund and the Custodian desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The Advisor, the Fund and the Custodian hereby agree that:

1.	Section 13(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Unless terminated pursuant to its terms, this Agreement shall continue until October 31, 2014 (the “Initial Term”).”

2.	For clarity, as of the effective date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above) rather than in a “Renewal Term.”

3.	The last sentence of Section 12(p) of the Agreement is hereby removed.

4.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representative designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

FAIRHOLME FUNDS, INC.

By:
Name:
Title:

FAIRHOLME CAPITAL MANAGEMENT, LLC (with respect to Section 9 of the Agreement only)

By:
Name:
Title: